Exhibit 99.4

PRO FORMA FINANCIAL DATA
(Unaudited)

The following unaudited pro forma financial statements have been derived from the financial statements of Surf Group, Inc. for the years ended October 31, 2001 and 2002, and the combined financial statements of tds (Telemedicine) Inc. and tds (Telemedicine) Limited for the year ended December 31, 2001 and the eleven months ended November 30, 2002. This pro forma financial data gives effect to the reverse merger of the above companies on December 18, 2002, as if the merger had occurred on January 1, 2001. These pro forma financial statements are presented for informational purposes only and do not purport to be indicative of the financial position and results of operations that actually would have occurred if the merger had been consummated on January 1, 2001, nor which may result from future operations.

                                    PRO FORMA
                           CONSOLIDATED BALANCE SHEET

                                                          Actual
                                                           Surf        Actual
                                                        Group, Inc. Telemedicine
                                                        October 31, December 31,    Adjust-         Pro
                                                            2001        2001        ments          Forma
                                                         --------   ------------  -----------    ---------
ASSETS

    CURRENT ASSETS
       Cash                                              $ 45,511   $     290    ($ 35,511)(1)   $  10,290
       Trade receivables                                   21,582     246,996    (  21,582)(1)     246,996
       Receivable from officers/directors                      --      50,863               --      50,863
       Inventory                                          301,437          --    ( 301,437)(1)          --
       Prepaid expenses                                     3,120       8,960    (   3,120)(1)       8,960
                                                         --------   ---------                    ---------
             Total current assets                         371,650     307,109                      317,109

    PROPERTY AND EQUIPMENT, net                            30,165       9,426    (  30,165)(1)       9,426

    OTHER ASSETS                                            1,351          --    (   1,351)(1)          --
                                                         --------   ---------                    ---------
TOTAL ASSETS                                             $403,166   $ 316,535                    $ 326,535
                                                         ========   =========                    =========

LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES
       Notes payable                                     $     --   $ 112,858     $     --       $ 112,858
       Due to officer/directors                            69,922           -     ( 69,922)(1)          --
       Accounts payable                                         -     105,409           --         105,409
       Other                                                1,041      63,976     (  1,041)(1)      63,976
       Taxes payable                                       12,039     133,162     ( 12,039)(1)     133,162
                                                         --------   ---------                    ---------
             Total current liabilities                     83,002     415,405                      415,405

    STOCKHOLDERS' EQUITY
       Common stock                                         4,960         158       60,404          65,522
       Additional paid-in capital (discount on shares)    311,415      23,695     (366,779)      (  31,669)
       Retained earnings                                    3,789    (121,027)    (  3,789)(1)   ( 121,027)
       Accumulated other
         comprehensive income                                  --    (  1,696)          --       (   1,696)
                                                         --------   ---------                    ---------
             Total stockholders' equity                   320,164    ( 98,870)                   (  88,870)
                                                         --------   ---------                    ---------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                 $403,166   $ 316,535                     $326,535
                                                         ========   =========                    =========

                                    PRO FORMA
                        CONSOLIDATED STATEMENT OF INCOME

                                                Actual
                                                 Surf              Actual
                                              Group, Inc.       Telemedicine
                                              October 31,       December 31,        Adjust-              Pro
                                                 2001               2001             ments              Forma
                                                 ------            -------           -----            -------
Operating revenue                              $452,170         $1,085,290       ($452,170)(1)     $1,085,290

Cost of goods sold                              339,608             592320     (339,608)(1)           592,320
                                               --------         ----------                         ----------
       Gross profit                             112,562            492,970                            492,970

General and administrative expense              105,301            502,947     (105,301)(1)           502,947
                                               --------         ----------                         ----------

       Income (loss) from operations              7,261             (9,977)         (7,261)            (9,977)

Other income (expense)                           (1,842)           (18,385)          1,842            (18,385)
                                               --------         ----------                         ----------

       Income (loss) before income taxes          5,419            (28,362)         (5,419)           (28,362)

Income taxes                                      1,630                 --      (1,630)(1)                 --
                                               --------         ----------                         ----------
       Net income (loss)                         $3,789           ($28,362)         (3,789)          ($28,362)
                                               ========         ==========                         ==========


Net income (loss) per common share                                                                      $0.00
                                                                                                   ==========
Weighted average
    common shares outstanding (2)                                                                  65,521,296(2)
                                                                                                   ==========

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1. Adjustments to eliminate all retail and wholesale operations of Surf Group, Inc. In anticipation and pursuant to the merger agreement, the Company spun off its retail operations on December 17, 2002, and sold its wholesale operations to Jeffrey Esposito for $10,000 on December 18, 2002.

2. Includes the number of common shares of Surf Group, Inc. on December 18, 2002, as a result of the merger, adjusted for an 18-to-1 stock split effected on January 7, 2003.